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BANC ONE CORPORATION and Subsidiaries                                 EXHIBIT 12
Statement Regarding Computation of Ratio of Earnings to Fixed Charges
$(thousands)

                                              Six Months Ended                               Years Ended
                                                  June 30,                                  December 31,
                                          ----------------------------------------------------------------------------------------
                                              1996         1995        1995         1994         1993        1992         1991
                                          ------------ ------------------------------------- -------------------------------------
Calculation excluding interest on deposits:

    Earnings

        Income before income taxes and
           change in accounting principle
           and equity in earnings of Bank
           One, Texas, NA (1)               $1,047,808   $  933,941   $1,910,282  $1,518,852   $1,770,712   $1,341,249  $  928,947
        Fixed charges                          423,081      355,022      736,249     633,569      348,327      321,402     419,274
        Less:  Capitalized interest              (668)         (726)      (1,671)     (1,000)        (652)      (1,199)     (1,732)
                                                 -----        -----      -------     -------        -----     -------     -------
        Earnings                            $1,470,221   $1,288,237   $2,644,860  $2,151,421   $2,118,387   $1,661,452  $1,346,489
                                            ==========   ==========   ==========  ==========   ==========   ==========  ==========
    Fixed Charges:

        Interest expense, including interest
           factor of capitalized leases and
           amortization of deferred debt
           expenses                         $  393,665   $  328,497   $  683,372  $  575,734   $  298,857   $  278,615  $  379,708
        Portion of rental payments under
           operating leases deemed to be
           interest                             29,416       26,525       52,877      57,835       49,470       42,787      39,566
                                                ------       ------       ------      ------       ------       ------      ------
        Fixed charges                       $  423,081   $  355,022   $  736,249  $  633,569   $  348,327   $  321,402  $  419,274
                                            ==========   ==========   ==========  ==========   ==========   ==========  ==========

    Ratio of earnings to fixed charges
        excluding interest on deposits:          3.48X        3.63x        3.59x       3.40x        6.08x        5.17x       3.21x
Calculation including interest on deposits:

    Earnings:

        Income before income taxes and
           change in accounting principle
           and equity in earnings of Bank
           One, Texas, NA (1)               $1,047,808   $  933,941   $1,910,282  $1,518,852   $1,770,712   $1,341,249  $  928,947
        Fixed charges                        1,576,915    1,491,242    3,026,343   2,307,832    1,826,018    2,318,274   2,955,918
        Less:  Capitalized interest              (668)         (726)      (1,671)     (1,000)        (652)      (1,199)     (1,732)
                                                 -----        -----      -------     -------        -----      -------     -------
        Earnings                            $2,624,055   $2,424,457   $4,934,954  $3,825,684   $3,596,078   $3,658,324  $3,883,133
                                            ==========   ==========   ==========  ==========   ==========   ==========  ==========
    Fixed charges:
        As detailed above                   $  423,081   $  355,022   $  736,249  $  633,569   $  348,327   $  321,402  $  419,274
        Interest on deposits                 1,153,834    1,136,220    2,290,094   1,674,263    1,477,691    1,996,872   2,536,644
                                             ---------    ---------    ---------   ---------   ----------   ----------   ---------
        Fixed charges                       $1,576,915   $1,491,242   $3,026,343  $2,307,832   $1,826,018   $2,318,274  $2,955,918
                                            ==========   ==========   ==========  ==========   ==========   ==========  ==========

    Ratio of earnings to fixed charges
        including interest on deposits           1.66X        1.63x        1.63x       1.66x        1.97x        1.58x       1.31x


(1) Results of Bank One, Texas, NA are consolidated beginning October 1, 1991.
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